UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 22, 2013

NAVIGANT CONSULTING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12173	36-4094854
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 South Wacker Drive, Suite 3550, Chicago, Illinois 60606

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 573-5600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2013, Navigant Consulting, Inc. (the “Company”) entered into an employment agreement with Lucinda (Cindy) M. Baier in connection with her appointment to the position of Executive Vice President and Chief Financial Officer of the Company. Ms. Baier’s appointment as Executive Vice President was effective February 25, 2013, and her appointment as Chief Financial Officer will be effective March 18, 2013. Ms. Baier will succeed Thomas A. Nardi, who will be retiring from the Company, effective as of March 18, 2013.

Ms. Baier, age 48, served as Executive Vice President, Chief Financial Officer and Chief Administration Officer for Central Parking Systems, Inc., a parking management and marketing firm, from August 2011 to October 2012, having previously served as its Senior Vice President and Chief Financial Officer from September 2010 to August 2011. From July 2008 to February 2010, Ms. Baier served as Executive Vice President and Chief Financial Officer of Movie Gallery, Inc., a home entertainment specialty retailer (which filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code in February 2010), and prior to that, from October 2006 to July 2008, she served as Chief Financial Officer of World Kitchen, LLC, a kitchenware products maker and distributor. Ms. Baier is currently a member of the board of directors and audit committee of The Bon-Ton Stores, Inc.

There are no arrangements or understandings between Ms. Baier and any other person pursuant to which she was appointed as an officer of the Company. There are no transactions in which Ms. Baier has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The term of the employment agreement began on February 25, 2013 and ends on March 31, 2016, unless earlier terminated, subject to a two-year extension beyond the date of any change of control of the Company that occurs between April 1, 2014 and March 31, 2016. Under the employment agreement, Ms. Baier will receive an initial annual base salary of $450,000 and is eligible to receive an annual cash incentive bonus under the annual incentive plan for the Company’s executive officers based on the achievement of annual performance goals, as determined by the Compensation Committee of the Board of Directors (the “Committee”). Under the terms of the employment agreement, Ms. Baier’s target bonus under the annual incentive plan will equal 75% of her base salary. The employment agreement binds Ms. Baier to certain non-solicitation and non-competition restrictions during the term of her employment and for a period of one year thereafter.

The employment agreement provides, among other things, that if the Company terminates Ms. Baier other than for “cause” or if Ms. Baier terminates her employment for “good reason” (in each case, as defined in the employment agreement), the Company will pay Ms. Baier a cash severance payment equal to the sum of her base salary and the average of her annual bonuses for the three most recently completed years (or such shorter period if employed for less than three years) or her target bonus if Ms. Baier’s employment is terminated prior to the date she is eligible to receive her first annual bonus. The employment agreement also provides that if (i) during the one-year period following a change of control, the Company terminates Ms. Baier’s employment other than for cause, death or disability or if Ms. Baier terminates her employment for good reason or (ii) during the six-month period preceding a change of control, the Company terminates Ms. Baier’s employment other than for cause, death or disability in anticipation of a change of control transaction that the Board of Directors is actively considering and that is ultimately consummated, the Company will pay Ms. Baier a cash severance payment equal to two times the sum of (1) her base salary and (2) the average of her annual bonuses for the three most recently completed years (or such shorter period if employed for less than three years) or her target bonus if Ms. Baier’s employment is terminated prior to the date she is eligible to receive her first annual bonus. In the event Ms. Baier becomes eligible for cash severance benefits under the employment agreement, the Company will also pay Ms. Baier on a monthly basis an amount equal to COBRA premiums (less the amount of her portion of such premiums as in effect prior to the date of termination) for up to 12 months after the date of termination. In such case, and also in the event that Ms. Baier’s employment is terminated by reason of death or disability, Ms. Baier would also be eligible to receive any earned but unpaid annual bonus for the year prior to her termination and a prorated annual bonus based on actual performance for the year in which Ms. Baier’s employment terminates.

The foregoing description of the Company’s employment agreement with Ms. Baier is qualified in its entirety by reference to the employment agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

In connection with her appointment, the Committee approved a one-time grant of restricted stock units to Ms. Baier, effective on February 25, 2013, with an aggregate grant date value equal to $250,000, calculated based on the average closing price of the Company’s common stock for the 30 calendar day period immediately preceding (but not including) the grant date. The restricted stock units will vest in one-third annual increments subject to Ms. Baier’s continued employment through the vesting dates, except that (i) the restricted stock units will vest on a pro rata basis in the event Ms. Baier’s employment is terminated due to death or disability or if the Company terminates Ms. Baier’s employment other than for “cause” (as defined in the employment agreement) prior to a change of control of the Company, (ii) the restricted stock units will fully vest in the event Ms. Baier’s employment is terminated by the Company other than for cause or by Ms. Baier for “good reason” (as defined in the employment agreement) within two years following a change of control of the Company and (iii) the restricted stock units will fully vest if a change of control of the Company occurs pursuant to which the award is not effectively assumed by the successor entity. The grant of restricted stock units will be evidenced by, and further subject to the terms and conditions set forth in, a restricted stock unit award agreement, the form of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On February 25, 2013, the Company issued a press release announcing Ms. Baier’s appointment as the Company’s Executive Vice President and Chief Financial Officer, effective March 18, 2013. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 of Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Agreement, dated as of February 22, 2013, between Navigant Consulting, Inc. and Lucinda M. Baier.

10.2	Form of Restricted Stock Unit Award Agreement (2012 Long-Term Incentive Plan) (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 26, 2012).

99.1	Press Release dated February 25, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIGANT CONSULTING, INC.

February 28, 2013	By:	/s/ Monica M. Weed

	Name:	Monica M. Weed
	Title:	Vice President and General Counsel

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Employment Agreement, dated as of February 22, 2013, between Navigant Consulting, Inc. and Lucinda M. Baier.

10.2	Form of Restricted Stock Unit Award Agreement (2012 Long-Term Incentive Plan) (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 26, 2012).

99.1	Press Release dated February 25, 2013.